Exhibit 99.1
FOR IMMEDIATE RELEASE
---------------------
---------------------------------- ---------------------------------------------

[GRAPHIC OMITTED][INFODATA LOGO]   CONTACT:
                                   Norman F. Welsch
                                   Chief Financial Officer
                                   703-218-1132
---------------------------------- ---------------------------------------------



              Infodata Announces Profitable Fourth Quarter and 2002
    Company Continues Earnings Trend With Third Consecutive Quarterly Profit

Fairfax, VA., April 2 - Infodata Systems Inc. (OTCBB:INFD), a leading content management solutions company, today announced financial results for its fourth quarter and the year ended December 31, 2002. The Company reported net income for the year of $688,000, or $.14 per share, compared to a loss of $150,000, or $.03 per share, for the prior year. For the quarter ended December 31, 2002, net income was $284,000, or $.06 per share, compared to net income of $10,000, or $0.00 per share, for the quarter ended December 31, 2001.

Revenue for the year ended December 31, 2002 was $9,802,000, a decrease of $5,723,000, or 36.9%, from revenue of $15,525,000 for the prior year. For the quarter ended December 31, 2002, revenue was $2,158,000, a decrease of $1,583,000, or 42.3%, when compared to $3,741,000 for the year-earlier quarter. The decline in fourth quarter and 2002 revenue was the combined result of the termination for convenience of the Company's largest government contract, which was partially offset by revenue from a new contract with the same customer; lower revenue from the sale of third party products; and the completion of two large commercial contracts in 2001.

Operating profit was $711,000 for the year ended December 31, 2002, compared to an operating loss of $1,182,000 for the year earlier period. For the quarter ended December 31, 2002, operating profit was $288,000, an increase of $240,000 when compared to an operating profit of $48,000 for the quarter ended December 31, 2001.

For the year ended December 31, 2002, gross margin was 37.8%, an increase of 16.3% when compared to 21.5% for the year ended December 31, 2001. Gross profit increased by $368,000 for the year ended December 31, 2002. For the quarter ended December 31, 2002, gross profit was nominally lower when compared to the quarter ended December 31, 2001. The 2002 increase in gross profit and gross margin, despite the decline in revenue, was primarily the result of reduced revenue from the sale of low-margin third party products. Revenue from the sale of third party products was $528,000 in 2002, compared to $1,756,000 in 2001, a decrease of $1,228,000, or 69.9%.

Research and development (R&D) expenses increased to $731,000 for the year ended December 31, 2002, an increase of $241,000 over the prior year. For the quarter ended December 31, 2002, R&D expenses were $241,000, an increase of $184,000 when compared to the quarter ended December 31, 2001. The increase in R&D reflects the Company's decision to further invest in the development and enhancement of new and existing proprietary products.

                                     *more*

              Infodata Announces Profitable Fourth Quarter and 2002
    Company Continues Earnings Trend With Third Consecutive Quarterly Profit

Selling, general and administrative (SG&A) expenses were $2,267,000 for the year ended December 31, 2002, a decrease of $1,769,000, or 43.8%, when compared to $4,036,000 for 2001. For the quarter ended December 31, 2002, SG&A expenses were $505,000, a decrease of $431,000, or 46.0%, when compared to the year-earlier quarter.

For the year ended December 31, 2002, cash and short-term investments increased $396,000, or 39.5%, and working capital increased $822,000, or 110.9%. These increases were primarily the result of the Company's return to sustained profitability beginning in the second quarter combined with the reduction and control of operating expenses. At December 31, 2002, the Company had $1,398,000 in cash and short-term investments, working capital of $1,563,000, and an outstanding balance of $55,000 on its credit facility. The Company reported cash and equivalents of $1,002,000, working capital of $741,000, and an outstanding balance of $616,000 on its line of credit as of December 31, 2001.

Edwin Miller, president and chief executive officer of Infodata, said, "The Company has done a good job of eliminating unprofitable activities, managing its costs and improving its margins in 2002. This year we are laying the groundwork for growing the Company while delivering value to our loyal customers and shareholders. With increased working capital and the new additions to the management team in place, we are focused on expanding the Company's content management solutions offerings. Specifically, we are expanding sales, marketing, and product development initiatives to build for profitable revenue growth. Although this investment in infrastructure in 2003 will lower our profit, especially in the first three quarters of 2003, it is a vital step to remain competitive, and is critical to enable future profitable revenue growth in 2004 and beyond."


Fourth Quarter and Fiscal Year 2002 Results Conference Call

Infodata has scheduled an investor conference call for Thursday, April 3, 2003, at 4:30 p.m. EST (1:30 pm PST). Management will review financial results for the 2002 fourth quarter and year, and a question-and-answer session will follow to discuss the results and the Company's 2003 operating plans.

Interested parties will be able to listen by calling toll free 1.888.346.5716 in the U.S., or 1.404.260.5386 for international callers.

A replay will be available over the Internet beginning at approximately 7 p.m. EST Thursday, April 3, 2003 through 7 p.m. EST Monday, April 7, 2003. To listen to the replay, you can access it from Infodata's homepage
(http://www.infodata.com) by clicking on the link, Infodata Investor Conference Call.

About Infodata Systems Inc.
Infodata Systems Inc. has 35 years of content and document management experience providing enterprise software and integration solutions that assist regulated businesses and controlled government agencies in constructing or augmenting Enterprise Content Management (ECM) solutions. Infodata has the demonstrated knowledge and expertise to offer an array of solutions including Content Review, Content Assembly and Publishing, Content Transformation, Content Security and Content Analytics. The Company's solutions employ the best technology to solve real business and organizational problems. Infodata's unique proprietary products integrate with leading edge solution environments and are geared to review, assemble and publish, secure and accelerate all facets of content management lifecycle processes. For more information, contact Troy Hartless, Vice President, Sales and Marketing, at 703-218-1129 or visit the Company's Web site, www.infodata.com.

Except for the historical information contained herein, this press release contains forward-looking statements that involve risk or uncertainties. Future operating results of Infodata may differ from the results discussed or forecasted in the forward-looking statements due to factors that include, but are not limited to, risks associated with customer relations, such as the availability of Infodata's products and services, customer implementation of products and services, relationships with customers, third-party vendors and systems integrators, concentration of revenue in a relatively small number of customers, existence of errors or defects in products, ability to successfully manage growth, significant current and expected additional competition and the need to continue to expand product distribution and services offerings. Further information on potential factors that could affect the financial results of Infodata are included in Infodata's Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB and its other filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. Infodata assumes no obligation to update the information in this press release.


Infodata is a trademark of Infodata Systems Inc. and may be registered in certain jurisdictions.





                                       ###

                     INFODATA SYSTEMS INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations
                      (In thousands, except per share data)

                                                                                    Year Ended
                                                                                   December 31,

                                                                               2002           2001
                                                                               ----           ----
       Revenue                                                                $9,802        $15,525

       Cost of revenue                                                         6,093         12,184
                                                                              ------        -------

                Gross profit..........................................         3,709          3,341
                                                                              ------        -------

       Operating expenses:
                     Research and development.........................           731            487
                     Selling, general and administrative..............         2,267          4,036
                                                                              ------        -------

                                                                               2,998          4,523
                                                                              ------        -------

                Operating profit (loss)...............................           711         (1,182)

       Gain on sale of investment.....................................             -          1,068

       Interest income................................................            11             52
       Interest expense...............................................           (34)           (88)
                                                                              ------        -------

       Income (loss) before income taxes..............................          $688          $(150)

       Provision for income taxes.....................................             -              -
                                                                              ------        -------

       Net income (loss) .............................................          $688         $ (150)
                                                                              ======        =======
       Net income (loss) per share - basic............................          $.14         $ (.03)
                                                                              ======        =======

       Net income (loss) per share - diluted..........................          $.13         $ (.03)
                                                                              ======        =======

       Weighted average shares outstanding - basic ...................         4,835          4,749
                                                                              ======        =======

       Weighted average shares outstanding - diluted .................         4,965          4,749
                                                                              ======        =======

                     INFODATA SYSTEMS INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)
                                                                     Three Months Ended
                                                                        December 31,
                                                                   2002              2001
                                                                   ----              ----

Revenue                                                          $ 2,158           $ 3,741

Cost of revenue                                                    1,124             2,700
                                                                 -------           -------

              Gross Profit                                         1,034             1,041
                                                                 -------           -------

Operating expenses:
              Research and development                               241                57
              Selling, general and administrative                    505               936
                                                                 -------           -------

                                                                     746               993
                                                                 -------           -------

              Operating profit (loss)                                288                48

Gain on sale of investment                                             -                 -

Interest income                                                        2                 5

Interest expense                                                      (6)              (43)
                                                                 -------           -------

Income (loss) before income taxes                                    284                10

Provision for income taxes                                             -                 -
                                                                 -------           -------

Net income (loss)                                                  $ 284              $ 10
                                                                 =======           =======

Net income (loss) per share - basic                               $ 0.06            $ 0.00
                                                                 =======           =======

Net income (loss) per share - diluted                             $ 0.05            $ 0.00
                                                                 =======           =======

Weighted average share outstanding - basic                         4,919             4,773
                                                                 =======           =======

Weighted average share outstanding - diluted                       5,190             4,773
                                                                 =======           =======

                     INFODATA SYSTEMS INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                 (In thousands, except share and per share data)

Assets
                                                                                             December 31,
                                                                                         2002          2001
                                                                                         ----          ----
Current assets:
         Cash and cash equivalents........................................              $1,298        $1,002
         Certificates of deposit                                                           100             -
         Accounts receivable, net of allowance of $38 in 2002
           and $35 in 2001................................................               1,806         2,994
         Prepaid expenses and other current assets........................                  64           447
                                                                                       -------       -------

                  Total current assets....................................               3,268         4,443
                                                                                       -------       -------

Property and equipment, net                                                                 79           185
Other assets..............................................................                  20            20
                                                                                       -------       -------

Total assets..............................................................             $ 3,367       $ 4,648
                                                                                       =======       =======
Liabilities and Shareholders' Equity
------------------------------------
Current liabilities:
         Line of credit...................................................                $ 55         $ 616
         Accounts payable.................................................                  91         1,223
         Accrued expenses.................................................                 806         1,116
         Deferred revenue.................................................                 753           747
                                                                                       -------       -------

                  Total current liabilities...............................               1,705         3,702
                                                                                       -------       -------
Commitments and contingencies (Note 8)
Shareholders' equity:
         Preferred stock, $1.00 par value, 340,000 shares
authorized, none issued and outstanding...................................                   -             -

         Common stock, $.03 par value, 12,000,000 shares
authorized; 4,986,572 and 4,794,140 shares issued and
outstanding in 2002 and 2001, respectively................................                 148           142
         Additional paid-in capital.......................................              20,243        20,221
         Accumulated deficit..............................................             (18,729)      (19,417)
                                                                                       -------       -------
Total shareholders' equity................................................               1,662           946
                                                                                       -------       -------
Total liabilities and shareholders' equity................................             $ 3,367       $ 4,648
                                                                                       =======       =======


                              INFODATA SYSTEMS INC.
                      Consolidated Statements of Cash Flows
                                 (In thousands)
                                                                                               Year Ended
                                                                                              December 31,
                                                                                         2002             2001
                                                                                         ----             ----
Cash Flows From Operating Activities:
    Net income (loss) ..........................................................         $688            $(150)
    Adjustments to reconcile net income (loss) to net cash used in operating activities:
      Stock based compensation expense..........................................           17                -
      Gain on sale of investment ...............................................            -           (1,068)
      Depreciation and amortization.............................................          131              147
      Goodwill and other intangible amortization................................            -              117
      Accrued interest on line of credit........................................            -                7
      Provision for doubtful accounts ..........................................          (10)             (11)
      Payments received on related party receivable.............................            -              289
      Discount on related party receivable .....................................            -               13
      Changes in operating assets and liabilities:
      Accounts receivable.......................................................        1,198             (400)
      Prepaid expenses and other assets.........................................          383             (345)
      Accounts payable .........................................................       (1,132)             635
      Accrued expenses..........................................................         (309)            (207)
      Deferred revenue..........................................................            6              157
                                                                                       ------           ------
          Net cash provided (used) by operating activities......................          972             (816)
                                                                                       ------           ------
Cash Flows From Investing Activities:
      Purchases of property and equipment.......................................          (26)             (28)
      Purchases of short-term investments.......................................         (100)            (200)
      Proceeds from sale of investment..........................................            -            1,092
      Business acquisition costs................................................            -                5
      Proceeds from maturity of short-term investments..........................            -              700
                                                                                       ------           ------
          Net cash provided (used) by investing activities......................         (126)           1,569
                                                                                       ------           ------
Cash Flows From Financing Activities:
      Net repayments under short-term debt                                               (561)            (113)
      Issuance of common stock .................................................           11               41
                                                                                       ------           ------
          Net cash used by financing activities.................................         (550)             (72)
                                                                                       ------           ------

Net increase in cash and cash equivalents.......................................          296              681
Cash and cash equivalents at beginning of period................................        1,002              321
                                                                                       ------           ------
Cash and cash equivalents at end of period......................................       $1,298           $1,002
                                                                                       ======           ======